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                                                      Oracle Systems Corporation
                                                       Federal I.D. # 94-2871189
                                                                   As of 5/31/93

                          List of Entities:

                          Subsidiary                                                                      Country of
                          Incorporation
                          Oracle Systems Corporation                                                      United States
                          Oracle Corporation                                                              United States
                          Oracle (Barbados) Foreign Sales Corporation                                     United States
                          Oracle Credit Corporation                                                       United States
                          Oracle Real Estate Corporation                                                  United States
                          Oracle China, Inc.                                                              United States
                          Oracle Taiwan, Inc.                                                             United States
                          Oracle Complex Systems Corporation                                              United States
                          Falcon Systems, Inc.                                                            United States
                          Oracle Japan Holding, Inc.                                                      United States
                          India Holdings, Inc.                                                            United States
                          RSIB, Inc.                                                                      United States
                          Oracle Datenbanksysteme Ges.m.b.H.                                              Austria
                          Oracle Belgium N.V.                                                             Belgium
                          Oracle Danmark A/S                                                              Denmark
                          Oracle Deutschland GmbH                                                         Germany
                          Oracle Finland OY                                                               Finland
                          Oracle France S.A.                                                              France
                          Oracle Hellas S.A. (Greece)                                                     Greece
                          Oracle Hungary Kft.                                                             Hungary
                          Oracle Europe Manufacturing Holdings Ltd. (Ireland)                             Ireland
                          Oracle Europe Manufacturing Limited (Ireland)                                   Ireland
                          Oracle RDBMS Ireland Limited                                                    Ireland
                          Oracle Italia, S.p.A.                                                           Italy
                          Oracle Nederland B.V.                                                           The Netherlands
                          Oracle Norge AS                                                                 Norway
                          Oracle Polska, Spa. z.o.o.                                                      Poland
                          Oracle Portugal - Sistemas De Informacao, Lta.                                  Portugal
                          Oracle Slovenia                                                                 Yugoslavia
                          Oracle Iberica S.A. (Spain)                                                     Spain
                          Oracle Svenska AB                                                               Sweden
                          Oracle Software (Switzerland) Ltd.                                              Switzerland
                          Oracle Corporation UK Limited                                                   England
                          Relational Software Limited (UK)                                                England
                          Oracle Argentina S.A.                                                           Argentina
                          Oracle do Brazil Sistemas Ltda.                                                 Brazil
                          Oracle Caribbean, Inc.                                                          Puerto Rico/United
                          States
                          Sistemas Oracle de Chile S.A.                                                   Chile
                          Centro de Capacitacion Oracles Ltda.                                            Chile
                          Oracle Colombia Limitada                                                        Colombia
                          Oracle Centroamerica S.A.                                                       Costa Rica




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
                          Oracle del Peru, S.A.                                                           Peru
                          Oracle Mexico S.A. de C.V.                                                      Mexico
                          Sistemas Oracle de Venezuela C.A.                                               Venezuela
                          Sistemas (Australia) Pty. Ltd.                                                  Australia
                          Beijing Oracle Systems Corporation                                              China
                          Oracle Systems China (Hong Kong) Limited                                        Hong Kong
                          Oracle Consulting Asia Limited                                                  Hong Kong
                          Oracle Systems Hong Kong Limited                                                Hong Kong
                          Oracle Systems (Korea) Ltd.                                                     Korea
                          Oracle Systems Malaysia Sdn. Bhd.                                               Malaysia
                          Oracle Systems New Zealand Ltd.                                                 New Zealand
                          Oracle Systems (Philippines) Inc.                                               Phililppines
                          Oracle Systems South-East (Singapore) Pte Ltd                                   Singapore
                          Oracle Systems (Thailand) Co. Ltd.                                              Thailand
                          Oracle Systems Integration Ltd. (Cyprus)                                        Cyprus
                          Oracle Systems Ltd.                                                             Cyprus
                          Oracle Software India Private Ltd.                                              India
                          Oracle Biligisayer Sistemieri Ltd. Sti. (Turkey)                                Turkey
                          Oracle Corporation Canada Inc.                                                  Canada
                          La Societe D'Informatique Oracle du Quebec, Inc.                                Canada
                          Oracle Corporation Japan                                                        Japan




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